UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2017
Medidata Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34387 (Commission File Number)	13-4066508 (IRS Employer Identification No.)

350 Hudson Street, 9th Floor New York, New York (Address of principal executive offices)	10014 (Zip Code)
Registrant’s telephone number, including area code: (212) 918-1800

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting held on May 30, 2017, the Company’s stockholders took the following actions: (1) elected seven directors to serve on the board of directors until the Company’s next annual meeting of stockholders or until their respective successors have been elected and qualified; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement (the “Say on Pay Vote”); (3) approved the Company’s 2017 Long-Term Incentive Plan; (4) ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and (5) voted to hold future Say on Pay Votes on an annual basis. For more information about the foregoing proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2017, the relevant portions of which are incorporated herein by reference.
The number of shares of common stock entitled to vote at the Annual Meeting was 58,253,403. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 55,070,432. The voting results for each proposal are set forth below.

Proposal 1. Election of Directors
All seven director nominees were elected, each having received more votes cast for than against his election, and will serve as directors until the Company’s next annual meeting of stockholders or until their respective successors have been elected and qualified. The votes cast for, against or abstained with respect to each nominee and the number of broker non-votes with respect to each nominee were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Tarek A. Sherif	52,042,023	478,417	20,766	2,529,226
Glen M. de Vries	52,218,905	301,510	20,791	2,529,226
Carlos Dominguez	51,257,494	598,773	684,939	2,529,226
Neil M. Kurtz, M.D.	50,962,672	1,555,808	22,726	2,529,226
George W. McCulloch	50,973,156	883,135	684,915	2,529,226
Lee A. Shapiro	52,238,259	280,737	22,210	2,529,226
Robert B. Taylor	50,411,697	2,107,299	22,210	2,529,226

Proposal 2. Advisory Vote on Executive Compensation (the “Say on Pay Vote”)
Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative. There were 49,676,480 (or 94.54%) votes cast for this proposal, and 2,775,808 (or 5.28%) votes against it, with 88,918 votes abstaining and 2,592,226 broker non-votes.

Proposal 3. Approval of the Company’s 2017 Long-Term Incentive Plan
Stockholders approved the Company’s 2017 Long-Term Incentive Plan. The results of the voting included 43,526,829 (or 82.84%) votes for, 8,940,736 (or 17.01%) votes against, 73,641 votes abstaining, and 2,529,226 broker non-votes.
Proposal 4. Ratification of Appointment of Independent Registered Public Accounting Firm
Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The results of the voting included 54,240,659 (or 98.49%) votes for, 808,675 (or 1.46%) votes against, and 21,098 votes abstaining.
Proposal 5. Advisory Vote on the Frequency of Soliciting Future Say on Pay Votes
Stockholders voted, on an advisory basis, to hold the Say on Pay Vote annually. There were 46,589,862 (or 88.67%) votes cast to hold the Say on Pay Vote on an annual basis, with 5,477,191 (or 10.42%) votes for holding it every three years, 385,938 (or 0.73%) votes for holding it every two years, and 88,215 votes abstaining.
Consistent with a majority of the votes cast with respect to Proposal 5, the board of directors has determined that the Company will hold the Say on Pay Vote every year until the next solicitation of a stockholder advisory vote on the frequency of holding the Say on Pay Vote required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MEDIDATA SOLUTIONS, INC.
Date: June 2, 2017
By: /s/ MICHAEL I. OTNER

Name:	Michael I. Otner

Title:	Executive Vice President—General Counsel and Secretary